Exhibit 32.2
CERTIFICATION OF MEHMET NEDIM KULAKSIZOGLU
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with Sisecam Resources LP’s (the “Partnership”) Quarterly Report on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mehmet Nedim Kulaksizoglu, Chief Financial Officer (Principal Financial Officer) of the Partnership's general partner, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	October 28, 2022	/s/ Mehmet Nedim Kulaksizoglu
Mehmet Nedim Kulaksizoglu Chief Financial Officer of Sisecam Resource Partners LLC, the registrant’s General Partner (Principal Financial Officer)